                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                ImaginOn, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                ImaginOn, Inc.
                          1313 Laurel Street, Suite 1
                         San Carlos, California 94070



                                                                March [  ], 2000

Dear ImaginOn, Inc. Stockholder:

     You are cordially invited to attend the annual meeting of Stockholders (the "Annual Meeting") of ImaginOn, Inc. ("ImaginOn") to be held at the Sofitel Hotel, 223 Twin Dolphin Drive, Redwood Shores, California (mailing address in Redwood City, CA 94065), phone number 650-598-9000, in the Grand Salon Room, on March 31, 2000 at 10:00 a.m., local time. At the Annual Meeting, you will be asked to consider and take action on the following matters:

     1. The election of five directors to serve until the next meeting of stockholders and until their successors have been elected and qualified (The affirmative vote of a plurality of the outstanding shares entitled to vote thereon is required to elect each nominee for election as directors);

     2. Approve and adopt the ImaginOn 1999 Equity Incentive Plan (Passage of this proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon);

     3. Increase ImaginOn's authorized common stock, $.01 par value per share, from 50,000,000 shares to 100,000,000 shares (Passage of this proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon); and

     4. To attend to other business that may properly come before the Annual Meeting or any adjournments thereof.

     Your vote is important. Whether or not you plan to attend the Annual Meeting in person, I urge you to either complete, date, sign and return the accompanying proxy card in the provided prepaid envelope or attend the Annual Meeting and vote in person.

Sincerely,


David M. Schwartz
Chairman and  President

                                ImaginOn, Inc.
                          1313 Laurel Street, Suite 1
                         San Carlos, California 94070


                         NOTICE OF 2000 ANNUAL MEETING


Dear ImaginOn, Inc. Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of ImaginOn, Inc. ("ImaginOn") on March 31, 2000, at the Sofitel Hotel in the Grand Salon Room, located at 223 Twin Dolphin Drive, Redwood Shores, California (mailing address in Redwood City, CA 94065), phone number 650-598-9000. The meeting will begin at 10:00 a.m. local time for the following purposes:

     1. The election of five directors to serve until the next meeting of stockholders and until their successors have been elected and qualified (The affirmative vote of a plurality of the outstanding shares entitled to vote thereon is required to elect each nominee for election as directors);

     2. Approve and adopt the ImaginOn 1999 Equity Incentive Plan (Passage of this proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon);

     3. Increase ImaginOn's authorized common stock, $.01 par value per share, from 50,000,000 shares to 100,000,000 shares (Passage of this proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon); and

     4. To attend to other business that may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors of ImaginOn has fixed the close of business on March 3, 2000 as the record date for the determination of ImaginOn stockholders entitled to notice and to vote at the Annual Meeting (the "Annual Meeting Record Date"). A complete list of stockholders entitled to vote will be available for inspection at the Offices of ImaginOn, 1313 Laurel Street, Suite 1, San Carlos, California 94070 for a period of not less than ten days prior to the Annual Meeting.


By Order of the Board of Directors,


David Caney
Secretary

                              General Information

     As of the close of business on March 3, 2000, the record date for entitlement to notice of and vote at the Annual Meeting (the "Annual Meeting Record Date"), ImaginOn had outstanding approximately 44,409,684 shares of common stock, $.01 par value per share. The presence, in person or by proxy, of holders of one-third of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.

     Each share of common stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the stockholders. As to any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, said shares will not be counted as voting on a particular matter.

     A stockholder who gives a proxy may revoke it at any time before it is voted by giving notice of the revocation thereof to the Secretary of ImaginOn, by filing another proxy with the Secretary or by attending the Annual Meeting and voting in person. All properly executed and unrevoked proxies delivered pursuant to this solicitation, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

     ImaginOn will bear the cost of the solicitation. In addition to solicitation by mail, ImaginOn will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of ImaginOn's common stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card will be first mailed to the shareholders on or about March 10, 2000.

                       PROPOSAL 1: ELECTION OF DIRECTORS
                       ---------------------------------

     At the Annual Meeting, five persons are to be elected to the board of directors of ImaginOn to hold office until the next annual meeting of stockholders of ImaginOn and until their respective successors are duly elected and qualified. The board of directors has nominated each of the persons named below and it is the intention of the persons named in the enclosed proxy to vote FOR the election of all the nominees named below. Each of the nominees currently is serving as a director of ImaginOn and has consented to continue to serve as a director if elected.

     If any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the board of directors may nominate, or the number of directors that constitutes the full board may be reduced to eliminate the vacancy.

Information Concerning the Nominees for Election as Directors
-------------------------------------------------------------

     ImaginOn's nominees for directors are listed below. Our directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

     The chart below identifies persons who currently serve as directors.


Name                 Age   Positions
------------------------------------

David M. Schwartz     51   Chairman, Chief Executive Officer, President and Director
James A. Newcomb      53   Chief Financial Officer, Treasurer and Director
Mary E. Finn          40   Director
Dennis Allison        57   Director

Jim Polizotto         63   Director


     David M. Schwartz, has been Chairman, Chief Executive Officer, President and Director of ImaginOn since January 20, 1999. Mr. Schwartz has been principally employed as an officer and director of ImaginOn.com Inc., our wholly-owned subsidiary, since its formation in 1996. From 1992 until 1996, Mr. Schwartz was Vice President of New Media Systems and Technology Atari Corporation, where he invented GameFilm technology for videogame applications, and served as a principal designer of the Atari Jaguar CD peripheral. From 1990 to 1992, Mr. Schwartz was a senior member of the technical staff at Tandy Electronics Research Labs in San Jose, California, where he headed the software team developing the first writable and erasable CD ROM. In 1983, Mr. Schwartz started and led CompuSonics Corporation, which went public in 1984. CompuSonics ceased operations in 1989. In 1985, CompuSonics introduced the CompuSonics DSP1000, the first consumer audio recorder for floppy or optical disks. The CompuSonics Video PC Movie-Maker, introduced in 1986, inaugurated real-time digital video recording and editing on desktop computers. Mr. Schwartz earned a Bachelor of Arts in Architecture from Carnegie-Mellon University, after completing a multidisciplinary program in Architecture, Engineering and Computer Science. He also participated in post-graduate studies at Carnegie-Mellon in the school of Industrial Administration.

     James A. Newcomb has been Chief Financial Officer of ImaginOn since November 19, 1999 and Treasurer and a director since March 7,2000 when he was appointed to fill a vacancy. He came to us from Displaytech, Inc., in Longmont, Colorado, a privately held company that manufactures high resolution micro displays for, among other devices, digital still cameras, camcorder viewfinders, and projection displays for computer monitors and televisions. As Chief Financial Officer, Mr. Newcomb played a key role in implementing the financial aspects of Displaytech's key alliances, both domestically and internationally. Before this, he was with the NASDAQ listed Fischer Imaging Corporation, in Denver, Colorado, where he served from 1995 through 1998 as Vice President and Chief Financial Officer. A member in good standing of the Financial Executives Institute, Mr. Newcomb was awarded a Masters of Business Administration degree in Finance by the Amos Tuck School at Dartmouth College, Hanover, New Hampshire, in 1970. He received a BA degree in Economics from Beloit College, Beloit, Wisconsin, in 1968.

     Mary E. Finn, has been a Director of ImaginOn since January 20, 1999. She has more than 15 years experience in various media fields, utilizing her skills in writing, editing, broadcasting, teaching and management. From 1994 to 1997, Ms. Finn served as publicity director for the local chapter of FEMALE, a national mother's support group. From 1988 to 1991, Ms. Finn served as a talk show producer and engineer at KNBR in San Francisco, California. From 1982 to 1986, Ms. Finn taught radio production at Phillips Academy in Andover, Massachusetts. Ms. Finn earned a Bachelor of Arts degree in Communication from the University of Michigan in 1981, and a Master's degree in Media Management from Emerson College in Boston in 1987. Ms. Finn is married to David Schwartz, ImaginOn's Chairman, Chief Executive Officer and a Director.

     Dennis Allison, has been a Director of ImaginOn since March 4, 1999. He is a Stanford University Computer Systems Laboratory Lecturer. Mr. Allison is also an independent consultant and an editorial advisor on computer science and electrical engineering to Addison-Wesley-Longham. A former Series Advisor on the Prentice-Hall Series on Innovative Technology, Mr. Allison also served on the editorial board of Microprocessor Report. He was also the co-founder of HaL Computer Systems and of the People's Computer, a non-profit organization that played a pivotal role in the development of the personal computer. He is also a past IEEE CS Governing Board Member and a past member of the editorial boards of IEEE Computer and IEEE Software.

     Jim Polizotto, has been a Director of ImaginOn since March 4, 1999. Mr. Polizotto has served an Engineering Director of VTEL Corporation, Sunnyvale, California, since 1994, where he is responsible for the Sunnyvale Validation organization. He also has corporate responsibility to ensure interoperability with other vendors' systems. VTEL Corporation is a world leader in Digital Visual Communications. Prior to 1994, Polizotto helped to create a multimedia development laboratory for IBM in Silicon Valley and was responsible for the development of many IBM multimedia breakthroughs, including the 1993 launch of IBM's Internet-based multimedia video streaming server. Mr. Polizotto also serves on the board of the International Multimedia Teleconferencing Consortium, Inc., a non-profit corporation comprised of more than 150 companies from around the world.

Board of Directors' Recommendation and Vote Required for Approval
-----------------------------------------------------------------

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE OUTSTANDING SHARES OF IMAGINON STOCK ENTITLED TO VOTE IS REQUIRED TO ELECT EACH NOMINEE FOR ELECTION AS DIRECTORS. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR.

     The Board of Directors recommends to the Stockholders that they vote FOR the proposal to approve all of the nominees for election as directors.

      Information Regarding the Board of Directors and Committees Thereof

     Directors are elected at each annual meeting of stockholders of ImaginOn to serve one-year terms. During 1999, the board of directors of ImaginOn held two meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. All of the directors attended both meetings, except Mr. Allison who missed one meeting, but was later briefed and ratified the actions taken at the meeting.

Compensation of the Board of Directors
--------------------------------------

     ImaginOn's outside directors receive stock options equivalent to $10,000 per year of service. All directors are reimbursed their expenses incurred in attending Board of Directors meetings.

     In 1998, former directors Messrs. Simpson and Yang each received 10,000 shares of common stock in connection with their services as directors. Additionally, Mr. Yang exercised 15,000 previously granted options. In 1998, 10,000 incentive stock options were granted to Messrs. Yang and Simpson each at an exercise price of $1.42.

     On August 31, 1999, the compensation committee approved a $50,000 bonus to each of David Schwartz and Leonard Kain, a former officer and Director, for recognition of their services to ImaginOn and to reflect current compensation of executives at other information technology companies.

     On January 7, 2000, the company issued outside directors Polizotto and Allison 15,873 stock options at a discount price of 15% below the; market price of that day, representing their compensation for service in 1999.

Audit Committee
---------------

     We have an audit committee that:

     . monitors our financial reporting and our internal and external audits; . reviews and approves material accounting policy changes;
     .  monitors internal accounting controls;
     .  recommends the engagement of independent auditors;
     . reviews transactions between us and our officers or Directors; and . performs other duties when requested by the Board of Directors.

     Directors Allison, Polizotto and Finn are members of the audit committee.

Compensation Committee
----------------------

     We also have a compensation committee that reviews and approves the compensation and benefits paid to our executive officers, and administers our employee stock option plans. Messrs. Allison and Polizotto are members of the compensation committee.

Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors and persons who own more than ten percent of a registered class of our securities, collectively, "reporting persons", to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission, "SEC".

     Based solely upon a review of the copies of such forms it has received and representations from the reporting persons, we believe that not all reporting persons have complied with the applicable filing requirements and that three officers, Jim Newcomb, Abe Matar and Sue Ann von Kaeppler will need to file a late Form 3.

Executive Officers
------------------

     In addition to Messrs. Schwartz and Newcomb, the following individuals currently serve as executive officers of ImaginOn:

     Sue Ann von Kaeppler has been Vice President of Business Development of ImaginOn since October 22, 1999. Prior to joining our company, Ms. von Kaeppler served from 1979-1998 in a number of strategic positions at AT&T, Pacific Bell/Telesis, and Southwestern Bell Corporation, including Program Director of Emerging Markets, Director of Channel Management, and a wide variety of management positions including reengineering, product development, and sales and marketing. Recently, as a business consultant, Ms. von Kaeppler counted among her clients Digital Interiors, Inc., Sage Systems, Inc., and HealthCentral.com. For all three early-stage, high technology and Internet start-up companies, she developed integrated sales, marketing and business development programs.

     Abe Matar has been Vice President of Marketing of ImaginOn since March 8, 1999. Born in Jerusalem, Mr. Matar came to the US to go to school in 1987. After completing his Masters degree in Electrical Engineering from San Jose State University, he began his career working for Silicon Valley companies such as Apple, EO, an AT&T subsidiary, and Compression Labs. During that period, he developed experience and knowledge in managing and running engineering projects in the communications field. As a founding member of iNOW Internet Services, Mr. Matar has been involved in the day-to-day operation and management of the business, and is overseeing its expansion.

Change of Control Due to Merger
-------------------------------

     On January 20, 1999, ImaginOn, which was formerly doing business as California Pro Sports, Inc., completed a merger pursuant to which ImaginOn.com, Inc., a California corporation, became a wholly-owned subsidiary of ImaginOn. In the merger, holders of ImaginOn.Com's common stock received approximately 60% of ImaginOn's outstanding common stock. Also pursuant to the merger, the former directors of ImaginOn resigned and the directors of ImaginOn.com were appointed as directors of ImaginOn. The merger consideration was determined as a result of arms length negotiation between ImaginOn and ImaginOn.com, as more fully described the proxy statement of California Pro Sports, Inc., dated November 12, 1998 and as filed with the Securities and Exchange Commission on November 12, 1998, incorporated herein by reference.

                          Summary Compensation Table

     The following table sets forth information regarding compensation paid to
(i) our Chief Executive Officer and (ii) each of our other executive officers whose total annual compensation exceeded $100,000 for the years ended December 31, 1997, 1998 and 1999. Some of the executives listed below resigned and are no longer our employees.

                                                           Annual                         Long Term
                                                         Compensation                    Compensation
                                        -----------------------------------------------  -------------
                                                                                          Securities
                                                                                          Underlying     All Other
Name and Position                          Year     Salary        Bonus       Other      Options /SARs  Compensation
--------------------------------------  ---------  --------     --------     -------     -------------  ------------
Henry Fong,                                1999    -0-             -0-       $67,500(4)        -0-           -0-
President, former Chief Executive          1998    $150,000(1)     -0-         -0-             -0-           -0-
Officer and Chairman of the Board          1997    $165,000(1)     -0-         -0-             -0-           -0-
Resigned January 20, 1999

Barry S. Hollander,                        1999    -0-             -0-       $67,500(4)        -0-           -0-
Treasurer and                              1998    $155,000     $ 76,313(2)    -0-             -0-           -0-
Chief Financial Officer                    1997    $117,738        -0-         -0-             -0-           -0-
Resigned January 27, 1999

Michael S. Casazza, President              1999    -0-             -0-         -0-             -0-           -0-
Chief Operating Officer and Director       1998    -0-             -0-         -0-             -0-           -0-
Resigned September, 1997                   1997    $157,500     $413,000(3)    -0-             -0-           -0-

David Schwartz, Chairman,                  1999    $120,000     $ 50,000       -0-             -0-           -0-
Chief Executive Officer, President         1998    -0-             -0-         -0-             -0-           -0-
and Director                               1997    -0-             -0-         -0-             -0-           -0-

Leonard Kain, Executive Vice               1999    $120,000     $ 50,000       -0-             -0-           -0-
President, Secretary and Director          1998    -0-             -0-         -0-             -0-           -0-
Resigned March 7, 2000                     1997    -0-             -0-         -0-             -0-           -0-

James Newcomb, Chief                       1999    $120,000        -0-         -0-           100,000         -0-
Financial Officer, Treasurer               1998    -0-             -0-         -0-             -0-           -0-
and Director                               1997    -0-             -0-         -0-             -0-           -0-

Abe Matar, Vice President                  1999    $105,000     $595,000(5)    -0-           225,000         -0-
of Marketing                               1998    -0-             -0-         -0-             -0-           -0-
                                           1997    -0-             -0-         -0-             -0-           -0-

Sue Ann von Kaeppler,                      1999    $120,000     $ 15,300(6)    -0-             -0-           -0-
Vice President of Business                 1998    -0-             -0-         -0-             -0-           -0-
Development                                1997    -0-             -0-         -0-             -0-           -0-

__________
(1) Mr. Fong was not an employee of the company and received fees of $10,000 per month for consulting services rendered to the company and received an additional $30,000 fee primarily related to long-term strategic planning, financing and acquisitions in connection with the Company's prior business.
(2) In January 1998, the company issued 18,500 shares of Series A preferred stock to Mr. Hollander. The shares were valued based upon the trading price of the company's common stock, adjusted for the one for three conversion feature of the preferred stock, and accordingly, the company recognized an expense of $76,313.
(3) Represents a bonus of 236,000 shares of common stock of the company, for among other things, the forgiveness f the remaining amount of $149,000 of the $400,000 promissory note, making other loans to the company and/or its subsidiaries in order for the company to meet immediately due obligations, and his effort in negotiating and moving the USA Skate asset sale forward to completion.
(4) Mr. Fong and Mr. Hollander received fees for consulting services performed in 1999.
(5) The bonus is calculated from two conditional stock grants of restricted stock to Mr. Matar during 1999. On February 2, 1999 Mr. Matar received a conditional stock grant of 75,000 shares at a then fair market value of $6.06 per share and on November 11, 1999 Mr. Matar received another conditional stock grant of 50,000 shares at a then fair market value of $2.81 per share.
(6) The bonus is calculated from a conditional stock grant of restricted stock to Ms. Von Kaeppler on November 29, 1999 at a then fair market value of $3.06.


                    Option/SAR Grants in Last Fiscal Year.


                                        Individual Grants

                      Number Of     Percent Of Total
                     Securities       Options/SARs
                     Underlying        Granted To        Exercise Of
                    Options/SARs      Employees in       Base Price          Expiration
         Name        Granted (#)      Fiscal Year          ($/sh)               Date
         (a)             (b)               (c)               (d)                (e)
  Abe Matar            225,000            43.5%          $6.06/per share       2/9/09

  James Newcomb        100,000            19.5%          $2.63/per share      11/19/09



 Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End 1999 Option/SAR
                                    Values.

                                                                       Value Of
                                         Number Of Securities         Unexercised
                                       Underlying Unexercised        In-The-Money
                                            Options/SARs             Options/SARs
                                         At December 31, 1999    At December 31, 1999
                 Shares       Value              (#)                      ($)
              Acquired On   Realized         Exercisable/            Exercisable/
Name          Exercise (#)     ($)          Unexercisable            Unexercisable
(a)               (b)          (c)               (d)                      (e)
Henry Fong     785,900      $3,084,449     221,400 / 725,200          $83,025 / 0
Abe Matar         --            --            0 / 225,000                 0/0
James A.          --            --            0 / 100,000            0/$162,500(2)
 Newcomb

                 Certain Relationships and Related Transactions

     On January 8, 1998, we lowered the exercise of all the warrants held by Messrs. Fong and Casazza to $1.00 per share. In January 1999, Mr. Casazza sold his 201,400 warrants. Upon stockholder approval of a recapitalization measure in July 1998, Mr. Fong received 90,500 shares of our common stock in exchange for ImaginOn's Series A Preferred Stock owned by him.

     In January 1998, so as to infuse us with short-term working capital, Mr. Hollander agreed to exercise 85,000 options to purchase shares of common stock granted pursuant to an Incentive Stock Option Agreement dated April 23, 1997. In exchange for this exercise, we awarded Mr. Hollander 29,500 non-statutory stock options and 18,500 shares of Series A Preferred Stock. On July 15, 1998, he converted the Series A Preferred Shares into 55,500 shares of common stock.

     In January 1998, we authorized the issuance of 50,000 shares of common stock to Mr. Casazza in exchange for consulting services for the period September 12, 1997 through January 12, 1998, at the January 5, 1998 market price of $1.375.

     In May 1998, at our request, Barry Hollander exercised 49,500 options so as to infuse us with short-term working capital.

     In June of 1998, at our request, Henry Fong exercised a total of 77,200 options so as to infuse us with short-term working capital.

     Transactions between us and our officers, directors, employees and affiliates were on terms no less favorable to us than would have been available from unaffiliated parties. Any such transactions were subject to the approval of a majority of the disinterested members of the Board of Directors.

                            Principal Stockholders

     Set forth below is certain information as of the Annual Meeting Record Date with respect to ownership of our common stock held of record or beneficially by
(i) our executive officers named in the summary compensation table, (ii) our directors, (iii) each person who owns beneficially more than five percent of our outstanding common stock; and (iv) all directors and executive officers as a group:

                                                  Number of Common    Percentage Owned of
     Name and Address of Beneficial Owner           Shares Owned         Common Shares
     ------------------------------------         ----------------    -------------------
     David Schwartz                                   5,431,743             12.23%
     Officer and Director
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Gulfstream 1998 Irrevocable Trust                2,938,815              6.62%
     3155 Miro Drive North
     Palm Beach Gardens, FL 33410

     Leonard Kain                                     2,680,000              6.03%
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

                                                  Number of Common     Percentage Owned of
     Name and Address of Beneficial Owner           Shares Owned         Common Shares
     ------------------------------------         ----------------     -------------------
     Mary E. Finn                                        -0-(1)                -0-
     Director
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Dennis Allison                                      -0-                   -0-
     Director
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Jim Polizotto                                       -0-                   -0-
     Director
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Abe Matar                                         130,000                 0.29%
     Vice President of Marketing
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Sue Ann von Kaeppler                                5,000                 -0-
     Vice President of Business Development
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     James A. Newcomb                                    -0-                   -0-
     Chief Financial Officer
     1313 Laurel Street, Suite 1
     San Carlos, CA 94070

     Wayne W. Mills                                  2,511,568                 5.66%
     2966 Creek Lane
     Hopkins, MN 55305

     All Directors and executive officers as a       5,431,743                12.23%
     group (5 persons)

_____________________
(1) Does not include 5,431,743 shares owned by her spouse, David M. Schwartz, as to which she disclaims beneficial ownership.
(2)  The percentage is based on 44,409,684 shares of Common stock outstanding.

       PROPOSAL 2: ADOPTION OF IMAGINON, INC. 1999 EQUITY INCENTIVE PLAN
       -----------------------------------------------------------------

     The Board of Directors approved the ImaginOn, Inc. 1999 Equity Incentive Plan (hereinafter referred to as "Stock Option Plan") on or about October 20, 1999, subject to ratification by the stockholders. A copy of the proposed Stock Option Plan is attached hereto as Exhibit "A". The Stock Option Plan, if ratified, will provide management with a vehicle in which to grant stock options to employees, directors and consultants of ImaginOn and its affiliates in order to offer such persons a stake in the growth and performance of ImaginOn and to provide an incentive to contribute to ImaginOn's future success. The Stock Option Plan provides the authority to grant up to a total of 2,500,000 shares of common stock. The Stock Option Plan will terminate on the tenth anniversary of the date of the Plan, or at such earlier time as the Board of Directors may determine.

Administration and Eligibility
------------------------------

     The Stock Option Plan will be administered by the compensation committee of the board of directors (the "Committee") of ImaginOn. The Committee will have authority to determine which employees will be granted options and in what amounts. All employees, including officers, are eligible under the Stock Option Plan. No monetary consideration will be received by ImaginOn in connection with the grant of any options under the Stock Option Plan.

Stock Options
-------------

     The options granted under the Stock Option Plan will be subject to the following restrictions: (a) the exercise price shall be not less than the fair market value of the shares on the date on which the option is granted unless an employee, immediately before the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiaries, whereupon the exercise price shall be at least 110% of the fair market value of the shares on the date on which the option is granted; (b) the term of the option may not exceed ten years and may not exceed five years if the employee owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiaries immediately before the grant; (c) the options granted to an employee who is not an officer, director or consultant, shall vest at a rate of at least 20% per year over five years while options granted to officers, directors or consultants may vest immediately; (d) at all times from the date of grant of the option(s) and ending on the date three months before the date of exercise, an employee must be employed by ImaginOn, or a subsidiary of ImaginOn unless employment is terminated because of disability, in which case such disabled employee must be employed from the date of grant to a year preceding the date of exercise, or if employment terminated due to death, the employee must have been employed from the date of the grant to 18 months preceding the date of exercise; and (f) such other terms as may be approved by the board of directors of ImaginOn.

Federal Tax Consequences

     Each qualified stock option shall be subject to Sections 421 and 422 of the Internal Revenue Code of 1986, as amended. There are no federal tax consequences to the employee or ImaginOn upon the grant or exercise of a qualified stock option, as there is no income to the employee, and there is no deduction for ImaginOn. However, in the event the employee sells the stock after a two year holding period from date of grant and a one year holding period from date of exercise, the stock sold is taxed at capital gains rates. If the employee sells the stock prior to the expiration of the applicable holding periods then any gain is treated as ordinary income to the employee and a deduction shall be allowed to ImaginOn. In the event of non qualified stock options, taxes are paid by the employee at the time of exercise.

Board of Directors' Recommendation and Vote Required for Approval
-----------------------------------------------------------------

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES REPRESENTED AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR THE ADOPTION OF THIS PROPOSAL. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED "FOR" APPROVAL OF THIS PROPOSAL.

     The Board of Directors recommends to the stockholders that they vote FOR the proposal to approve the adoption of the ImaginOn, Inc. 1999 Equity Incentive Plan. The Board of Directors believes that it is important to have a sufficient inventory of tax-favored options available to attract and retain qualified employees.

 PROPOSAL 3: APPROVAL OF AMENDMENT TO INCREASE THE SHARES OF AUTHORIZED COMMON
 -----------------------------------------------------------------------------
                      STOCK FROM 50,000,000 TO 100,000,000
                      ------------------------------------

     The board of directors of ImaginOn has approved and recommends that the shareholders adopt an amendment to Article FOURTH of the Company's Amended Certificate of Incorporation which would increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 (the "Authorized Stock Amendment"). The Authorized Stock Amendment will not increase or otherwise affect the number of authorized shares of preferred stock which may be issued by ImaginOn.

     As of the Annual Meeting Record Date, approximately 44,409,684 shares of ImaginOn's currently authorized common stock were issued and outstanding. The board of directors has authorized and reserved approximately 2,950,000 shares of common stock for the exercise of outstanding options and warrants, including 2,710,000 shares for options granted by ImaginOn.com and assumed by ImaginOn in connection with its acquisition of ImaginOn.com. There are currently no shares of preferred stock outstanding. As of the Annual Meeting Record date, therefore, there were a total of 47,359,684 shares of common stock either issued and outstanding or reserved for issuance out of a total of 50,000,000 shares remaining available for subsequent issuance. In addition, the board of directors has authorized and recommends stockholder approval of the ImaginOn, Inc. 1999 Equity Incentive Plan which would reserve 2,500,000 shares of common stock for issuance in connection with the Stock Option Plan, further reducing the number of shares available for issuance. This would require ImaginOn to reserve more shares than we are authorized to issue. It will be necessary to increase the authorized capital of ImaginOn in order to accomplish many, if not all of management's goals.

     ImaginOn's board of directors believes that the proposed increase in the number of authorized common stock is desirable to maintain ImaginOn's flexibility in choosing how to pay for acquisitions and other corporate actions, such as, equity offerings to raise capital and adoption of benefit plans, such as the Stock Option Plan, in order to hire and retain experienced and qualified officers, directors and consultants. ImaginOn's board of directors will determine the terms of any such issuance of additional shares of ImaginOn's common stock. At this time ImaginOn has no acquisitions planned and, other than the Stock Option Plan, there are no other imminent corporate actions approved by the board of directors for the issuance of additional shares of common stock. ImaginOn's board of directors believes the increase of authorized shares is essential to maintain the flexibility necessary to run a growing company without constantly resorting to the expense and delay associated with calling shareholder meetings to approve the issuance of additional shares of common stock.

     If this proposal is approved, all or any of the authorized shares may be issued without further stockholder action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to all the current stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all stockholders would reduce the proportionate interest in ImaginOn of each stockholder.

     We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes. Theoretically, Imaginon's board of directors could use the additional shares to discourage an attempt to acquire control of ImaginOn by issuing additional shares to groups known in advance to support management's position and diluting the voting control of the acquirer at the same time.

     If this proposal is approved, Article FOURTH of the Amended Certificate of Incorporation of ImaginOn will be amended to read as follows:

          FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of common stock, $.01 par value (the "Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock").

Board of Directors' Recommendation and Vote Required for Approval
-----------------------------------------------------------------

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF IMAGINON STOCK ENTITLED TO VOTE IS REQUIRED FOR THE ADOPTION OF THIS PROPOSAL. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED "FOR" APPROVAL OF THIS PROPOSAL.

     The Board of Directors recommends to the Stockholders that they vote FOR the proposal to amend the Amended Certificate of Incorporation of ImaginOn to increase the shares of authorized common stock of ImaginOn from 50,000,000 to 100,000,000. If approved by the stockholders, the amendment will become effective upon filing of an appropriate certificate with the Secretary of State of the State of Delaware.

                   Relationship with Independent Accountants

     Upon recommendation of ImaginOn's audit committee, the board of directors has reappointed Gelfond Hochstadt Pangburn & Co. as the independent public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2000. Representatives of Gelfond Hochstadt Pangburn, PC will not be present at the Annual Meeting.

                             Shareholder Proposals

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders should be addressed to ImaginOn, Inc., 1313 Laurel Street, Suite 1, San Carlos, California 94070, Attention: Corporate Secretary, and must be received by the Company by November 10, 2000. Upon receipt of any such proposal, the Company will determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposals be forwarded by Certified Mail-Return Receipt Requested.

                          Forward-looking Statements

     This Proxy Statement may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, which represent ImaginOn's expectations or beliefs, including but not limited to, statements concerning ImaginOn's operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond the ImaginOn's control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of ImaginOn's filings with the Securities and Exchange Commission.

                      Documents Incorporated by Reference

     This Proxy Statement incorporates by reference documents relating to ImaginOn which are not included in or delivered with these proxy materials. Documents relating to ImaginOn (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request, without charge, from ImaginOn, Inc., 1313 Laurel Street, Suite 1, San Carlos, California 94070, Attention: Secretary, Telephone (650) 596-9300. In order to ensure timely delivery of the documents, any such request should be made by March 21, 2000. Copies of documents so requested will be sent by first class mail, postage paid within one business day of the receipt of such request.

     The following documents of ImaginOn are incorporated by reference herein:

     1. Annual report on Form 10-KSB, as amended, for the year ended December 31, 1999 (copy enclosed); and

     2. Definitive proxy statement of California Pro Sports, Inc. (now known as ImaginOn, Inc.) dated November 12, 1998 and as filed with the Securities and Exchange Commission on November 13, 1998.

     All documents filed by ImaginOn with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                                Other Business

     Management of the Company knows of no other matter which may come before the Annual Meeting. However, if any additional matters are properly presented at the Annual Meeting, it is intended that the person named in the enclosed Proxy Statement, or his or her substitute, will vote such Proxy in accordance with his or her judgment on such matters.



                                        ImaginOn, Inc.
                                        By Order of the Board of
                                        Directors:


                                        David M. Schwartz
                                        Chairman and President


Date: March __, 2000

                                                                       Exhibit A

                                ImaginOn, Inc.

                          1999 Equity Incentive Plan

                           Adopted ___________ ____
                      Termination Date: ___________ ____


1.  Purposes.

    (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

    (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

    (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.  Definitions.

    (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

    (b)  "Board" means the Board of Directors of the Company.

    (c)  "Code" means the Internal Revenue Code of 1986, as amended.

    (d) "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

    (e)  "Common Stock" means the common stock of the Company.

    (f)  "Company" means ImaginOn, Inc., a Delaware corporation.

    (g) "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

    (h) "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

    (i) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

    (j)  "Director" means a member of the Board of Directors of the Company.

    (k) "Disability" means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person's position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

    (l) "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

    (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (n) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

         (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

         (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

    (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (p) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

    (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (s) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

    (t) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

    (u) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

    (v) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

    (w) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

    (x)  "Plan" means this ImaginOn, Inc. 1999 Equity Incentive Plan.

    (y) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

    (z)  "Securities Act" means the Securities Act of 1933, as amended.

    (aa) "Stock Award" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

    (ab) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

    (ac) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.  Administration.

    (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

    (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

         (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (iii)  To amend the Plan or a Stock Award as provided in Section 12.

         (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

    (c)  Delegation to Committee.

         (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

         (ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.  Shares Subject to the Plan.

    (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million five hundred thousand (2,500,000) shares of Common Stock.

    (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

    (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

    (d) Share Reserve Limitation. To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5.  Eligibility.

    (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

    (b)  Ten Percent Stockholders.

         (i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         (ii) A Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

         (iii) A Ten Percent Stockholder shall not be granted a restricted stock award unless the purchase price of the restricted stock is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock at the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the restricted stock award.

    (c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

    (d)  Consultants.

         (i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

         (ii) As of April 7, 1999 Rule 701 and Form S-8 generally are available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.  Option Provisions.

    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

    (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

    In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

    (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

    (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

    (h) Minimum Vesting. Notwithstanding the foregoing subsection 6(g), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

         (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

         (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

    (i) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days for Options unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

    (j) Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

    (k) Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months) or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

    (l) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months) or
(2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

    (m) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

    (n) Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-

Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

    Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.  Provisions of Stock Awards other than Options.

    (a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

         (i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

         (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

         (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

         (iv) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

    (b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

         (i) Purchase Price. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. For restricted stock awards, the purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

         (ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

         (iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

         (iv) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

         (v) Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

8.  Covenants of the Company.

    (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

    (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.  Use of Proceeds from Stock.

    Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

    (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

    (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

    (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

    (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its

Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

    (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

    (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

    (g) Information Obligation. The Company shall deliver copies of any publicly available material to any Participant who requests such material.

11. Adjustments upon Changes in Stock.

    (a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

    (b) Change in Control--Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

    (c)  Change in Control--Asset Sale, Merger, Consolidation, Reverse Merger or
Securities Acquisition.   In the event of (i) a sale, lease or other disposition
of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iv) the acquisition by any person, entity or group within the meaning of Section 13(d0 or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored on maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12. Amendment of the Plan and Stock Awards.

    (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

    (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

    (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

    (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

    (e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

13. Termination or Suspension of the Plan.

    (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14. Effective Date of Plan.

    The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15. Choice of Law.

    The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

________________________________________________________________________________
                                     PROXY

________________________________________________________________________________



                                ImaginOn, Inc.
                          1313 Laurel Street, Suite 1
                         San Carlos, California 94070
                                (650) 596-9300



                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH 31, 2000



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned stockholder of ImaginOn, Inc., a Delaware corporation (hereinafter referred to as "ImaginOn"), hereby constitutes and appoints David Caney or Thompson Chan as attorney and proxy, to appear, attend and vote all of the shares of the common stock of ImaginOn standing in the name of the undersigned at the Annual Meeting of stockholders of ImaginOn to be held at the Sofitel Hotel, 223 Twin Dolphin Drive, Redwood Shores, California (mailing address in Redwood City, CA 94065), phone number 650-598-9000, in the Grand Salon Room, on March 31, 2000 at 10:00 a.m., Pacific Daylight Time, and at any postponements or adjournments thereof on the following matters.

     1. To elect the following five directors to serve until the next meeting of stockholders and until their successors have been elected and qualified: David M. Schwartz, James A. Newcomb, Mary E. Finn, Dennis Allison and Jim Polizotto. (The affirmative vote of a plurality of the outstanding shares entitled to vote thereon is required to elect each nominee for election as directors).



         For all nominees:  _____



         Withhold authority to vote for all nominee(s): _____



         Withhold authority to vote for the following nominee(s):

         _______________________________________________________________________

         _______________________________________________________________________


     2. Approve and adopt the ImaginOn 1999 Equity Incentive Plan (Passage of this proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon).



         FOR  _______      AGAINST  _______      ABSTAIN  _______



     3. To consider and vote upon an amendment to Article Fourth of ImaginOn's Amended Certificate of Incorporation to increase ImaginOn's authorized common stock, $.01 par value per share, from 50,000,000 shares to 100,000,000 shares (Passage of this proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon.)



         FOR  _______      AGAINST  _______      ABSTAIN  _______



     4. To transact such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR FOR THE NOMINEES FOR DIRECTORS AND, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.



     Please mark, date and sign your name exactly as it appears hereon and return this Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.



Date:  _______________, 2000

                                    ___________________________________
                                    Signature(s)



                                    Address if different from that on label:



                                    ___________________________________
                                    Street Address


                                    ___________________________________
                                    City, State and Zip Code



Please check if you intend to be present at the meeting:  ______

                                       2